Exhibit 99.7
FIRST AMENDMENT TO AMENDED
AND RESTATED OPERATING AGREEMENT OF KING I LLC
     This FIRST AMENDMENT TO AMENDED AND RESTATED OPERATING AGREEMENT of KING I LLC (this “Amendment”) is made as of July 5, 2005 by and between COLUMBIA EQUITY LP, a Virginia limited partnership (“Columbia”) and AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“Aetna”), as the sole members of King I LLC, a Virginia limited liability company (the “Company”).
     WHEREAS, the Company was formed by the conversion of King Street I Associates, a Virginia general partnership, to a Virginia limited liability company, pursuant to the filing of a certain certificate dated and effective as of January 24, 2003, with the State Corporation Commission for the Commonwealth of Virginia; and
     WHEREAS, the Company’s affairs are governed by that certain Amended and Restated Operating Agreement of King I LLC dated as of February 20, 2003 by and among The Oliver Carr Company, a District of Columbia corporation (“OCC”), Carr Capital Real Estate Investments, LLC, a Virginia limited liability company (“CCREI”), Oliver T. Carr, Jr., an individual (“OTCJr”), Judith O. Klock, an individual (“Klock”), The Peter A. Klock Trust (the “Klock Trust”) and Aetna (the “Operating Agreement”); and
     WHEREAS, Columbia has acquired all of the membership interests in the Company previously owned by OCC, CCREI, OTCJr, Klock and the Klock Trust, and a portion of Aetna’s membership interest in the Company such that, as of the date hereof, Columbia and Aetna are the sole members of the Company and each the owner and holder of a fifty percent (50%) membership interest in the Company; and
     WHEREAS, Aetna and Columbia wish to amend certain provisions of the Operating Agreement as more particularly set forth herein.
     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Aetna and Columbia hereby agree as follows:
     1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Operating Agreement.
     2. Consent for Columbia’s Admission as Member and Manager. Aetna hereby confirms its consent to the admission of Columbia as a Substituted Member and the designation of Columbia as Manager. Columbia hereby acknowledges its admission as a Substituted Member and accepts its appointment as Manager.

     3. Amendment of Operating Agreement. The Operating Agreement is hereby amended as follows:
     a. Section 1.1 is amended by inserting the following definition:
     “Columbia” means Columbia Equity LP, a Virginia limited partnership.”
     b. Section 1.1 is amended by amending and restating the definition of “Management Agreement” to read in its entirety as follows:
     “Management Agreement” shall mean that certain Management Agreement dated as of June 22, 2004 between the Company and Trammel Crow Services, Inc., or such other agreement providing for the management of the Property by Property Manager entered into with the Consent of Aetna.
     c. Section 1.1 is amended by amending and restating the definition of “Manager” to read in its entirety as follows:
     “Manager” shall mean Columbia, unless and until (a) a successor Manager is designated pursuant to §6.1(e), or (b) Aetna exercises its right to replace Columbia as Manager pursuant to §6.7, in either of which case “Manager” shall mean and refer to such successor or replacement Manager on and after such date.”
d. Section 1.1 is amended by amending and restating the definition of “Members” to read in its entirety as follows:
     “Members” means Columbia and Aetna collectively, or their respective permitted successors or assigns in interest as a Substituted Member.”
     e. Section 1.1 is amended by deleting the definition of “Non-Aetna Member”.
     f. Section 1.1 is amended by amending and restating the definition of “Percentage Interest” to read in its entirety as follows:
     “Percentage Interest” means, at any time, Aetna 50%, and Columbia 50%.
     g. Section 1.1 is amended by amending and restating the definition of “Property Manager” to read in its entirety as follows:

     “Property Manager” shall mean Trammel Crow Services, Inc. or other property management company selected by Manager with the Consent of Aetna.
     h. Section 4.7(b) is amended and restated to read in its entirety as follows:
     “(b) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent such Capital Account relates to the transferred interests.”
     i. Section 6.3(a) is amended and restated to read in its entirety as follows:
     “(a) The Property shall be managed by the Property Manager pursuant to the Management Agreement, in consideration for which the Company will pay the Property Manager a management fee in the amount of up to 3% of the gross monthly income derived from the Property for the period for which such fee is paid, plus reimbursement of such costs and expenses of the Property Manager as set forth in the Management Agreement. Except as provided in the Management Agreement, the Manager shall have no right to terminate or replace the Property Manager or amend, modify, or terminate the Management Agreement without the Consent of Aetna.”
     j. Section 10.1(b) is amended and restated to read in its entirety as follows:
     “(b) A transfer of a controlling interest within a Member shall also be considered a Transfer for purposes of this Agreement. For purposes of this provision, a “controlling interest within a Member” shall mean (i) the transfer of fifty percent (50%) or more of the ownership interest of the Member or the transfer and/or issuance of more than fifty percent (50%) of the voting stock of the Member, if the Member is not a publicly held corporation, to any Person that is not an owner or stockholder of the Member on the date of execution of this Agreement, or (ii) the sale, transfer or other conveyance of all or substantially all of the Member’s assets. The Transfer prohibitions of this Section 10.1 shall not apply to Transfers (x) as a result of death, or in connection with the estate planning, of a natural person to a spouse, son or daughter or descendant of either, to a stepson or stepdaughter or descendant of either, (y) from a Member to its Affiliate, or (z) as a result of a corporate merger or acquisition of substantially all of the ownership interests within a Member or substantially all of a Member’s assets (a “Permitted Transfer”). A transferee of a Member’s Interest will be admitted as a Substituted Member only pursuant to Section 10.3. Any purported Transfer that does not comply with the provisions of this Section 10 shall be void and shall not cause or constitute a dissolution of the Company.”

     k. Section 11.4 is amended by changing the period that appears at the end of Subsection 11.4(i) to a semi-colon, followed by “and”, and inserting a Subsection 11.4(j) as follows:
     “(j) upon written request by Aetna, copies of any notices or reports sent by Columbia’s general partner to its shareholders, filings made by Columbia’s general partner with the United States Securities and Exchange Commission, or filings made by Columbia’s general partner with any stock exchange at which its securities are traded.”
     l. Section 13.3 is amended and restated to read in its entirety as follows:
     “§13.3. Other Businesses. Aetna, Columbia or any of their respective Affiliates may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company, and the Company shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company, shall not be deemed wrongful or improper. No Member, Manager or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company, even if such opportunity is of a character that, if presented to the Company, could be taken by same, and Aetna, Columbia or any of their respective Affiliates shall have the right to take for its own account (individually or as a partner, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.”
     m. Schedule A to the Operating Agreement is amended by substituting the Schedule A attached hereto for the Schedule A to the Operating Agreement.
     n. All references in the Operating Agreement to “this Agreement” shall mean and refer to the Operating Agreement, as amended by this Amendment.
     4. Status of Operating Agreement. Except as specifically amended hereby, the Operating Agreement has not been amended or modified. As amended hereby, the Operating Agreement remains in full force and effect, and the parties hereto hereby reaffirm their respective obligations as Members (and in the case of Columbia, as the Manager) thereunder.
     5. Binding Effect. This Amendment shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Amendment, their respective successors, heirs, legal representatives and assigns.

     6. Severability. The invalidity or unenforceability of any particular provision of this Amendment shall not affect the other provisions hereof, and this Amendment shall be construed in all respects as if such invalid or unenforceable provision were omitted.
     7. Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one instrument.
     8. Integration. This Amendment constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understanding pertaining thereto.
     9. Governing Law. This Amendment and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State, and all rights and remedies shall be governed by such laws without regard to principles of conflict of laws.
     Remainder of Page is Intentionally Blank; Following is Signature Page

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

MEMBERS:

AETNA LIFE INSURANCE COMPANY, a Connecticut corporation

By:	/s/ Peter S. Atwood

Peter S. Atwood
Managing Director

COLUMBIA EQUITY LP, a Virginia limited partnership

By:	Columbia Realty Trust, Inc., a Maryland corporation, its general partner

	By:	/s/ Oliver T. Carr, III

Oliver T. Carr III Chairman and Chief Executive Officer

SCHEDULE A

Members and Addresses	Deemed Capital	Membership Percentage
Aetna Life Insurance Company	$5,725,000.00	50%
151 Farmington Avenue, RTAA Hartford, Connecticut 06156

Columbia Equity LP	$5,725,000.00	50%
c/o Carr Capital Corporation 1750 H Street, N.W. Suite 500 Washington, D.C. 20006 Attention: Edward Schulze

Total	$11,450,000.00	100%